Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Ricardo A. Anzaldua, Executive Vice President and General Counsel, John C. R. Hele, Executive Vice President and Chief Financial Officer, and John McCallion, Executive Vice President and Treasurer, or any of them and their respective successors from time to time in the offices of General Counsel, Chief Financial Officer, or Treasurer, as the case may be, as such person’s true and lawful attorney-in-fact and agent for such person and in such person’s name, place and stead, in any and all capacities, to sign individually and not collectively, (i) any and all amendments to the Registration Statements on Form S-8 (Nos. 333-37108, 333-59134, 333-101291, 333-102306, 333-121342, 333-121343, 333-121344, 333-139380, 333-139382, 333-139383, 333-139384, 333-148024, 333-162926, 333-162927, 333-170879, 333-198141, 333-198143 and 333-198145), including post-effective amendments, and any and all Registration Statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file each or any of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and (ii) any and all other instruments which any of such attorneys-in-fact and agents deems necessary or advisable to comply with the Securities Act of 1933, as amended, the rules, regulations, and requirements of the Securities and Exchange Commission and Blue Sky or other state securities laws and regulations, and does hereby grant unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof. This Power of Attorney does not revoke any prior powers of attorney.

Date: November 18, 2016

/s/ David L. Herzog
David L. Herzog